RESOLUTION
                            OF THE BOARD OF DIRECTORS
                        WORLDWIDE WIRELESS NETWORKS, INC.


                              AUTHORIZED SHARES FOR
                              ---------------------
                              SCHUMANN & ASSOCIATES
                              ---------------------

     The undersigned, constituting a majority of the Board of Directors of Worldwide Wireless Networks, Inc., (hereinafter the "Corporation") hereby consent to vote in favor of, and adopt the following resolutions by written consent pursuant to the provisions of the Nevada Revised Statutes and the Corporation's bylaws.

          RESOLVED, that the Board of Directors hereby adopts and approves The issuance of 20,157 shares of treasury common stock to the organization Commonly known as SCHUMANN & ASSOCIATES, said shares as compensation for the company's obligations under the contract for legal and management consultation between October 1999 and May 31, 2000.

          FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to do all other acts called for by, or necessary to carry out, the intent of the above referenced resolutions.

     DATED  this  1st  day  of  June,  2000.




- -------------------------------------         -----------------------------
     By  Thomas  J.  Rotert,  Esq.,           By  Charles  "Cliff"  Bream,
     Director,  General  Counsel,             C.O.O.
     Secretary,
     Treasurer



- -------------------------------------
     By  Jack  E.  Tortorice,
     C.E.O.